                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT entered into as of June 1, 1997 by and between Internet Financial Services, Inc., a Delaware corporation, with principal offices at 33 West 17th Street, New York, New York 10011 ("Employer") and Anthony G. Huston, c/o the Company ("Executive").

A. Employer, directly and through its A.B. Watley, Inc. subsidiary, is engaged in the business of providing electronic brokerage services and electronic trading programs for use by professional and other retail customers including allowing such customers to trade through their own home or office computers, and services incident thereto ("Employer's Business"); and

B. Employer wants to employ Executive, and Executive wants to accept such employment, on the terms and conditions set forth in this Agreement.

         In consideration of the facts mentioned above, and of the covenants and conditions set out below, the parties agree as follows:

1.       Employment

         (a) During the Term of Employment as defined in Section 2, Employer agrees to employ Executive as an executive, subject to the direction and control at all times of the Chairman of the Board of Directors and Chief Executive Officer of Employer and the Board of Directors of Employer. Executive agrees to act in the foregoing capacity, in accordance with the terms and conditions contained in this Agreement. It is anticipated that Executive will have the title of Executive Vice-President - Marketing.

         (b) Executive shall devote substantially all of his working time to Employer's Business as conducted from time to time. Executive shall render services, without additional compensation, in connection with the operation of Employer's Business, including activities of affiliates and subsidiaries of the Employer as may exist from time to time, including, without limitation, A.B. Watley, Inc. Executive also agrees to serve as a member of the board of directors, if elected, of Employer and/or any subsidiaries or affiliates, without additional compensation, it being agreed that, subject to stockholder approval, Executive shall continue to be elected to serve as a member of Employer's board of directors during the term hereof, as well as a member of the stock option committee.

2.       Term

         The term of Executive's employment under this Agreement shall commence on June 1, 1997 and end on May 31, 2002 (the "Initial Term"). Thereafter, this Agreement shall be automatically renewed and extended for consecutive one year renewal terms, unless either party sends to the other party a notice of non-renewal at least one hundred and eighty days

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         prior to the expiration of the Initial Term or any renewal term (the
         "Renewal Term"). The Initial Term and Renewal Term are subject to earlier termination as set forth in Section 5. The actual term of employment is defined as "Term of Employment."

3.       Compensation

         (a) Employer shall pay to Executive an annual base salary of $70,000 per annum during the first year of the Initial Term. Thereafter, the amount of Executive's annual base salary shall be subject to annual review by the Board of Directors of Employer, provided, however, that in no event shall such base salary be less than $70,000 per annum.

         (b) In addition to the compensation set forth in Section 3(a), Executive may receive an annual bonus, solely in the discretion of the Board of Directors. Any payments to be made under this Section shall be paid within 120 days of the end of the calendar year for which such incentive bonus relates.

         (c) All payments shall be made in equal monthly installments, in arrears, or such other installments as may be consistent with the payroll practices of Employer for its executives.

4.       Additional Executive Benefits

         (a) Employer shall reimburse Executive for all expenses reasonably incurred by Executive in connection with the performance of Executive's duties under this Agreement against Executive's pre-submitted documented vouchers for such expenses, which must be approved in writing prior to the incurrence of such expense. Such approval shall be required by either the Chairman or Vice Chairman of the Board of Directors.

         (b) Executive shall be entitled to reasonable vacation periods each year (which shall be in accordance with Employer's policy for executives) and other general medical and Executive benefit plans (including profit sharing or pension plans) as shall have been established and are continuing for executives of Employer.

         (c) Executive has subscribed to purchase shares of Employer's common stock, par value $.001 per share ("Employer's Common Stock"), which are only being offered to certain employees and other consultants to Employer. The purchase of such shares of Employer's Common Stock was and is subject to the right of Employer to repurchase the same from Executive in certain circumstances, including upon termination of employment under this Agreement, with such repurchase rights and obligations in the form of a Repurchase and Lock-Up Agreement being executed by the parties simultaneously herewith.

         (d) Executive is or shall be entitled to receive options to purchase 25,000 shares of Employer's Common Stock at a price of $.02 per share. These options are granted pursuant to Employer's 1997 Stock Option Plan and the Stock Option Agreement executed in connection with such grant.

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5.       Termination

         (a) Employer may terminate this Agreement for cause.

         (b) "Cause" within the meaning of this Agreement shall mean:

                  (i)      Executive's breach of the provisions of Section 6(c).

                  (ii) Executive's failure or refusal to follow any specific written directions of the Board of Directors of Employer (which directions include a statement to the effect that failure or refusal to follow such directions shall constitute cause for termination of the employment of Executive hereunder).

                  (iii) Executive's failure or refusal to perform Executive's duties in accordance with Section 1 hereof; provided, however, that no discharge "for cause" under this paragraph 5(b)(iii) shall be deemed effective unless Executive shall have first received written notice from the President or Board of Directors of Employer advising Executive of the specific acts or omission alleged to constitute a failure or refusal to perform Executive's duties, and such failure or refusal continues after Executive shall have had a reasonable opportunity (which shall be defined as a period of time consisting of at least ten (10) days from the date Executive receives said notice from the Board of Directors) to correct the acts or omissions so complained of.

                  (iv) Failure by Executive to comply in any material respect with the terms of this Agreement, if any, or any written policies or directives of the Board as determined by the Board in good faith in its sole discretion, which has not been corrected by Executive within 10 days after written notice from the Employer of such failure.

                  (v) Physical incapacity or disability of Executive to perform the services required to be performed under this Agreement. For purposes of this Section 5(b)(v), Executive's incapacity or disability to perform such services for any cumulative period of one hundred twenty (120) days during any twelve-month period, or for any consecutive period of ninety (90) days, shall be deemed "cause" hereunder.

                  (vi) Executive is convicted of, pleads guilty to, confesses to any felony or any act of fraud, misappropriation or embezzlement.

                  (vii) Executive engages in a fraudulent act or dishonest act to the damage or prejudice of Employer and its affiliates or in conduct or activities damaging


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                           to the property, business or reputation of Employer
                           and its affiliates, all as determined by the Board in good faith in its sole discretion.

         (c) If Employer notifies Executive of its election to terminate this Agreement for cause, this termination shall become effective at the time notice is deemed to have been given in accordance with Section 9.

         (d) This Agreement shall automatically terminate upon the death of Executive.

6.       Non-Competition and Non-Disclosure

         (a) Notwithstanding any other provisions in this Agreement, nothing in this Agreement shall prohibit Executive from acquiring or owning without disclosure to the Employer less than 1% of the outstanding securities of any class of any corporation that are listed on a national securities exchange or traded in the over-the-counter market.

         (b) During and after the Term of Employment and for a period of two years thereafter, Executive covenants and agrees that Executive shall keep strictly confidential all non-public proprietary information which Executive may obtain during the course of Executive's employment with respect to the business practices, finances, developments, marketing, sales, customers, affairs, trade secrets and other confidential information of Employer which shall remain the Employer's exclusive property and the Executive shall not disclose the same, except solely in the course of business on behalf of and for the benefit of Employer pursuant to this Agreement. Executive further agrees that immediately upon the termination of his employment (irrespective of the time, manner or cause of termination), Executive will surrender and deliver to Employer all (1) lists, books, records, memoranda and data, computer discs, computer access codes, magnetic media, software, of every kind relating to or in connection with Employer's Business and customers and suppliers of Employer, and (2) all of Employer's personal and physical property.

         (c) During the Term of Employment and for a period of two years thereafter, Executive covenants and agrees that Executive shall not compete, directly or indirectly, with Employer in Employer's Business.

         (d) During the Term of Employment and for a period of two years thereafter, Executive covenants and agrees that Executive shall not, alone or with others, directly or indirectly:

                  (i) solicit for Executive's benefit or the benefit of any person or organization other than Employer, the employment or other services of any Executive or consultant of Employer; or

                  (ii) solicit for Executive's benefit or the benefit of any person or organization other than Employer, the employment of any Executive of any customer of


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                           Employer, to compete in an area of business activity
                           similar to that conducted by Employer.

7.       Representation and Indemnification

         Executive hereby represents and warrants that he is not a party to any agreement, whether oral or written, which would prohibit him from being employed by Employer, and Executive further agrees to indemnify and hold Employer, its directors, officers, shareholders and agents, harmless from and against any and all losses, cost or expense of every kind, nature and description (including, without limitation, whether or not suit be brought, all reasonable costs, expenses and fees of legal counsel), based upon, arising out of or otherwise in respect of any breach of such representation and warranty.

8.       Injunctive Relief

         The parties acknowledge that the services to be rendered hereunder by Executive are special, unique and of extraordinary character, and that in the event of a breach or a threatened breach of Executive of any of Executive's obligations under this Agreement, Employer will not have an adequate remedy at law. Accordingly, in the event of any breach or threatened breach of Executive, Employer shall be entitled to such equitable and injunctive relief as may be available to restrain Executive and any business, firm, partnership, individual, corporation or entity participating in the breach of this agreement. Nothing in this agreement shall be construed as prohibiting Employer from pursing any other remedies available at law or in equity for such breach or threatened breach, including the recovery of damages and the immediate termination of the employment of Executive under this agreement.

9.       Notices

         All notices shall be in writing and shall be delivered personally (including by courier), sent by facsimile transmission (with appropriate documented receipt thereof), by overnight receipted courier service (such as UPS or Federal Express) or sent by certified, registered or express mail, postage prepaid, to the parties at their address set forth at the beginning of this Agreement with Employer's copy being sent to Employer at its then principal office. Any such notice shall be deemed given when so delivered personally, or if sent by facsimile transmission, when transmitted, or, if mailed, forty-eight
(48) hours after the date of deposit in the mail. Any party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder. Copies of any notices to be given to Employer shall be given simultaneously to: Hartman & Craven LLP, 460 Park Avenue, New York, New York 10022, Attention: Edward I. Tishelman, Esq..

10.      Miscellaneous

         (a) This Agreement shall be governed in all respects, including validity, construction, interpretation and effect, by New York law.


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         (b) This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         (c) If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable; in no event shall this Agreement be rendered void or unenforceable.

         (d) The headings to the Sections of this Agreement are for convenience of reference only and shall not be given any effect in the construction or enforcement of this Agreement.

         (e) This Agreement shall inure to the benefit of and be binding upon the successor and assigns of Employer, but no interest in this Agreement shall be transferable in any manner by Executive.

         (f) This Agreement constitutes the entire agreement and understanding between the parties and supersedes all prior discussions, agreements and undertakings, written or oral, of any and every nature with respect thereto.

         (g) This Agreement may be executed by the parties hereto in separate counterparts which together shall constitute one and the same instrument.

         (h) In the event of the termination or expiration of this Agreement, the provisions of Sections 4(d) and 6 hereof shall remain in full force and effect, in accordance with their respective terms.


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

         IN WITNESS WHEREOF, this Agreement has been executed as of the date stated at the beginning of this Agreement.


                         INTERNET FINANCIAL SERVICES, INC.


                    By:  /s/ Steven Malin
                         ------------------------------------------
                         Steven Malin, Chairman and Chief Executive Officer



                         /s/ Anthony G. Huston
                         ------------------------------------------
                         Executive - Anthony G. Huston


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

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         AMENDMENT dated as of October 1, 1998 ("Amendment") to a certain employment agreement entered into as of June 1, 1997 ("Employment Agreement") by and between Internet Financial Services Inc., a Delaware corporation, with principal offices at 33 West 17th Street, New York, New York 10011 ("Employer") and Anthony G. Huston, c/o the Company ("Executive").

                                   WITNESSETH:

A. Employer is contemplating filing a registration statement on Form SB-2 covering an initial public offering of Employer's shares of common stock (the "Registration Statement"); and

B. Employer and Executive desire to amend the terms of the Employment Agreement in certain respects hereinafter set forth in this Amendment, conditioned upon the effectiveness of the Registration Statement and the consummation of the public offering provided for therein.

         In consideration of the facts mentioned above, and of the covenants and conditions set out below, the parties agree as follows:

1.       Incorporation by Reference

         (a) The Employment Agreement is hereby incorporated by reference as if fully set forth herein.

         (b) Unless expressly modified herein, the Employment Agreement and the terms thereof remain in full force and effect.

         (c) The definitions in the Employment Agreement shall have the same meanings when used in this Amendment, unless otherwise specified herein.

         (d) In the event of any conflict between the terms of the Employment Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

2.       Term

         The Initial Term of Executive's employment, as provided in Section 2 of the Employment Agreement, is hereby reduced from May 31, 2002 to the close of business on September 30, 2001.

3.       Base Compensation

         (a) Section 3(a) of the Employment Agreement is hereby amended to substitute the number "$90,000" for the number "$70,000" in the two places in which the number appears.

         (b) Effective upon the consummation of the initial public offering covered by the Registration Statement, the number "$110,000" shall be substituted for the number "$90,000" in section 3(a) of the Employment Agreement, as heretofore modified in subparagraph (a) of this paragraph 3.

4.       Bonus

         (a) Section 3(b) of the Employment Agreement, providing for an annual bonus, is hereby modified by being stricken in its entirety. In lieu thereof, there shall be inserted the following:

                  "(b) In addition to the compensation set forth in Section 3(a), from and after the effectiveness of the offering pursuant to the Registration Statement referred to hereinabove, Executive shall receive a semi-annual bonus, calculated from the time of effectiveness of the Registration Statement. The first calculation period ("Calculation Period") shall commence as of the first day of the month in which such offering occurs and end six months thereafter, and each Calculation Period shall run for a consecutive six month period, following expiration of the prior Calculation Period. Such bonus shall only be due if the Company, whose determination shall be final, as contained on its internally prepared financial statements, evidences at least a 30% increase in gross revenues during a Calculation Period in excess of the gross revenues for the corresponding six month period in the prior year. If such increase in gross revenues is achieved by the Company, then Executive shall receive a bonus equal to 20% of the base compensation payable to him during such six month Calculation Period. If, at the termination or expiration of this Employment Agreement, there is a Calculation Period through the date of termination or expiration of less than six months, then the entitlement to bonus shall be determined, and the bonus shall be calculated, on a pro rata basis, by multiplying the gross revenues or bonus amount, as the case may be, by a fraction whose numerator consists of the number of months from the start of the Calculation Period to the termination or expiration of his employment hereunder, and whose denominator shall be six months."

         IN WITNESS WHEREOF, this Amendment has been executed by the parties on the day and year first above written.

                                             INTERNET FINANCIAL SERVICES INC.


                                             By:  /s/ Steven Malin
                                                  ---------------------------
                                                  Steven Malin, Chairman and
                                                  Chief Executive Officer


                                             /s/ Anthony G. Huston
                                             --------------------------------
                                             Executive - Anthony G. Huston


                                       -3-